Consent of Independent Accountants

We consent to the incorporation by reference in this post effective amendment to the registration statement of Fremont Mutual Funds, Inc. on Form N-1A of our report dated December 19, 2000, on our audit of the financial statements and financial highlights of each of the funds constituting Fremont Mutual Funds, Inc., appearing in the October 31, 2000 Annual Report. We also consent to the to the references to our firm under the captions "Financial Highlights" and "Independent Auditors."

PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2001

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                       Consent of Independent Accountants

We consent to the incorporation by reference in this post effective amendment to the registration statement of Fremont Mutual Funds, Inc. on Form N-1A of our report dated December 19, 2000, on our audit of the financial statements and financial highlights of the Institutional U.S. Micro-Cap portfolio of Fremont Mutual Funds, Inc., appearing in the October 31, 2000 Annual Report. We also consent to the to the references to our firm under the captions "Financial Highlights" and "Independent Auditors."

PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2001